Officers and Employees
                                                          ----------------------

                            BIG FOOT FINANCIAL CORP.
                       1997 RECOGNITION AND RETENTION PLAN
                          RESTRICTED STOCK AWARD NOTICE
                       -----------------------------------



________________________________________________________  ______-_______-_______
                 NAME OF AWARD RECIPIENT                  SOCIAL SECURITY NUMBER


________________________________________________________________________________
                                 STREET ADDRESS


_____________________________  _______________________  ________________________
             CITY                       STATE                   ZIP CODE

This Restricted Stock Award Notice is intended to set forth the terms and conditions on which a Restricted Stock Award has been granted under the Big Foot
Financial Corp. 1997 Recognition and Retention Plan. Set forth below are the specific terms and conditions applicable to this Restricted Stock Award.
Attached as Exhibit A are its general terms and conditions.


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
===============================================================================================================================
    Restricted Stock Award           (A)             (B)              (C)             (D)             (E)             (F)
==============================  ==============  ==============  ===============  ==============  ==============  ==============
                Effective Date
              Class of Shares*
        No. of Awarded Shares*
                 Vesting Date*
==============================  ==============  ==============  ===============  ==============  ==============  ==============

*SUBJECT TO ADJUSTMENT AS PROVIDED IN THE PLAN AND THE GENERAL TERMS AND
 CONDITIONS.

By signing where indicated below, Big Foot Financial Corp. (the "Company") grants this Restricted Stock Award upon the specified terms and conditions, and the Award Recipient acknowledges receipt of this Restricted Stock Award Notice, including Exhibit A, and agrees to observe and be bound by the terms and conditions set forth herein. The Award Recipient also acknowledges receiving a Prospectus for Officers and Employees relating to the offering of Common Stock under the Plan.

BIG FOOT FINANCIAL CORP.                              AWARD RECIPIENT


By _______________________________________________    __________________________
   NAME:                                                 NAME OF RECIPIENT
   TITLE:  CHAIRMAN, MANAGEMENT SALARY
            COMPENSATION COMMITTEE

________________________________________________________________________________

INSTRUCTIONS: This page should be completed by or on behalf of the Management Salary Compensation Committee. Any blank space intentionally left blank should be crossed out. A Restricted Stock Award consists of a number of Awarded Shares with uniform terms and conditions. Where Awarded Shares are awarded on the same date with varying terms and conditions (for example, varying vesting dates), the awards should be recorded as a series of grants, each with its own uniform terms and conditions.

                                                                       EXHIBIT A
                                                                       ---------

                            BIG FOOT FINANCIAL CORP.
                       1997 RECOGNITION AND RETENTION PLAN
                             RESTRICTED STOCK AWARD
                             ----------------------

                          GENERAL TERMS AND CONDITIONS


                  Section 1. OWNERSHIP OF SHARES. The shares of Common Stock, par value $.01 per share, of Big Foot Financial Corp. ("Shares") covered by this Award ("Awarded Shares") are held in trust by the Trustee of the Plan for your benefit until such time as they are distributed to you or, if earlier, until you forfeit your rights to the Awarded Shares.

                  Section 2. VESTING. In general, the Awarded Shares shall become vested and available for distribution to you at the dates set forth in the Restricted Stock Award Notice. In the event that your service with the Company terminates on account of your death or Disability, then any Awarded Shares not theretofore forfeited shall become immediately vested. In addition, in the event your service terminates due to retirement (as defined in the Plan) or in the event a change of control (as defined in the Plan) occurs, then any Awarded Shares not theretofore forfeited shall become immediately vested.

                  Section 3. FORFEITURES. In the event that your service with the Company terminates before all of the Awarded Shares become vested, any Awarded Shares that have not yet become vested pursuant to section 2 of this Award Notice shall be forfeited. Following such a forfeiture, you will have no rights whatsoever with respect to the Awarded Shares forfeited.

                  Section 4. DIVIDENDS. Any cash or stock dividends declared and paid with respect to Awarded Shares not forfeited shall be allocated to you. Stock dividends shall be held in the Trust Fund subject to such restrictions and shall become vested under the same terms and conditions as the Awarded Shares to which they pertain. Cash dividends shall be paid to you as soon as practicable after they are received by the Trustee of the Plan.

                  Section 5. VOTING RIGHTS. You shall have the exclusive right to direct the manner in which all voting rights appurtenant to Awarded Shares not forfeited will be exercised while such Awarded Shares are held in the Trust Fund. Such a direction shall be given by completing and filing a written direction, in the form and manner prescribed by the Board of Directors, with such person as the Board of Directors shall designate, prior to the date of the meeting of holders of Shares at which such voting rights will be exercised.

                  Section 6. DISTRIBUTION UPON VESTING. As soon as practicable following the date any Awarded Shares become vested pursuant to the Award Notice, the Company will issue to you, or your Beneficiary entitled to such Awarded Shares, a stock certificate evidencing ownership of the Shares. Any additional Shares attributable to stock dividends paid with respect to the Awarded Shares then being distributed pursuant to this section 6 shall also be distributed and shall be evidenced by such stock certificate.

                  Section 7. REGISTRATION OF SHARES. The Company's obligation to deliver Shares pursuant to this Award Notice shall, if the Board of Directors so requests, be conditioned upon the receipt of a representation as to the investment intention of you or your Beneficiary to whom such Shares are to be delivered, in such form as the Board of Directors shall determine to be necessary or advisable to comply with the provisions of applicable federal, state or local law. It may be provided that any such representation shall become inoperative upon a registration of the Shares or upon the occurrence of any other event eliminating the necessity of such representation. The Company shall not be required to deliver any Shares under the Plan prior to (a) the admission of such Shares to listing on any stock exchange on which Shares may then be listed, or (b) the completion of such registration or other qualification under any state or federal law, rule or regulation as the Board of Directors shall determine to be necessary or advisable.


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




                  Section 8. NO RIGHT TO CONTINUED EMPLOYMENT. Nothing in this Award Notice nor any action of the Board or the Board of Directors with respect to this Award Notice shall be held or construed to confer upon you any right to a continuation of service with the Company or any of its affiliates which employ you. You may be dismissed or otherwise dealt with to the same extent as though this Award had not been made.

                  Section 9. TAXES. The Company, the Board of Directors or the Trustee shall have the right to require you to pay the amount of any tax which is required to be withheld with respect to the Awarded Shares, or, in lieu thereof, to retain, or to sell without notice, a sufficient number of Awarded Shares to cover the amount required to be withheld.

                  Section 10. NOTICES. Any communication required or permitted to be given under the Plan, including any notice, direction, designation, comment, instruction, objection or waiver, shall be in writing and shall be deemed to have been given at such time as it is personally delivered or five (5) days after mailing if mailed, postage prepaid, by registered or certified mail, return receipt requested, addressed to such party at the address listed below, or at such other address as one such party may by written notice specify to the other:

                  (a) If to the Company:

                      Big Foot Financial Corp.
                      1190 RFD
                      Long Grove, Illinois  60047

                      Attention:  CORPORATE SECRETARY

                  (b) If to you, to your address as shown in the Company's personnel records.

                  Section 11. NO ASSIGNMENT. The Awarded Shares shall not be transferable by you other than by will or by the laws of descent and distribution, and the Awarded Shares shall be distributable only to you during your lifetime. To name a Beneficiary who may receive distribution of shares of Common Stock available for distribution after your death, complete the attached Appendix A and file it with the Corporate Secretary of Big Foot Financial Corp.

                  Section 12. SUCCESSORS AND ASSIGNS. This Award Notice shall inure to the benefit of and shall be binding upon you and the Company and your respective heirs, successors and assigns.

                  Section 13. CONSTRUCTION OF LANGUAGE. Whenever appropriate in this Award Notice, words used in the singular may be read in the plural, words used in the plural may be read in the singular, and words importing the masculine gender may be read as referring equally to the feminine or the neuter. Any reference to a section shall be a reference to a section of this Award Notice, unless the context clearly indicates otherwise. Capitalized terms not specifically defined herein shall have the meanings assigned to them under the Plan.

                  Section 14. GOVERNING LAW. This Award Notice shall be construed and enforced in accordance with the laws of the State of Illinois without giving effect to the conflict of laws principles thereof, except to the extent that such laws are preempted by the federal laws of the United States of America.

                  Section 15. AMENDMENT. This Award Notice may be amended, in whole or in part and in any manner not inconsistent with the provisions of the Plan, at any time and from time to time, by written agreement between you and the Company.

                  Section 16. PLAN PROVISIONS CONTROL. This Award Notice, and the rights and obligations created hereunder, shall be subject to all of the terms and conditions of the Plan. In the event of any conflict between the provisions of the Plan and the provisions of this Award Notice, the terms of the Plan, which are incorporated herein by reference, shall control. By signing this Award Notice, you acknowledge receipt of a copy of the Plan.

                   APPENDIX A TO RESTRICTED STOCK AWARD NOTICE
          BIG FOOT FINANCIAL CORP. 1997 RECOGNITION AND RETENTION PLAN

                          BENEFICIARY DESIGNATION FORM



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

GENERAL
INFORMATION   USE THIS FORM TO DESIGNATE THE BENEFICIARY(IES) WHO WILL RECEIVE SHARES AVAILABLE FOR DISTRIBUTION AT THE TIME OF
              YOUR DEATH.

Name of
Award Recipient______________________________________________________________________   Social Security Number_____-_____-_______



BENEFICIARY   COMPLETE SECTIONS A AND B. IF NO PERCENTAGE SHARES ARE SPECIFIED, EACH BENEFICIARY IN THE SAME CLASS (PRIMARY OR
DESIGNATION   CONTINGENT) SHALL HAVE AN EQUAL SHARE. IF ANY DESIGNATED BENEFICIARY PREDECEASES YOU, THE SHARES OF EACH REMAINING
              BENEFICIARY IN THE SAME CLASS (PRIMARY OR CONTINGENT) SHALL BE INCREASED PROPORTIONATELY.

A PRIMARY BENEFICIARY(IES). I hereby designate the following person as my primary Beneficiary under the Plan, reserving the right to change or revoke this designation at any time prior to my death:

             NAME                                      ADDRESS                    RELATIONSHIP      BIRTHDATE          SHARE


___________________________________  __________________________________________  _______________  _____________  __________________%
                                     __________________________________________

___________________________________  __________________________________________  _______________  _____________  __________________%
                                     __________________________________________

___________________________________  __________________________________________  _______________  _____________  __________________%
                                     __________________________________________
                                                                                                                   Total   =   100%

B CONTINGENT BENEFICIARY(IES). I hereby designate the following person(s) as my contingent Beneficiary(ies) under the Plan to receive benefits only if all of my primary Beneficiaries should predecease me, reserving the right to change or revoke this designation at any time prior to my death with respect to all outstanding Awarded Shares:

             NAME                                      ADDRESS                    RELATIONSHIP      BIRTHDATE          SHARE


___________________________________  __________________________________________  _______________  _____________  __________________%
                                     __________________________________________

___________________________________  __________________________________________  _______________  _____________  __________________%
                                     __________________________________________

___________________________________  __________________________________________  _______________  _____________  __________________%
                                     __________________________________________
                                                                                                                   Total   =   100%


S   H     I understand that this Beneficiary Designation shall be effective only if properly completed and received by the
I   E     Corporate Secretary of Big Foot Financial Corp. prior to my death, and that it is subject to all of the terms and
G   R     conditions of the Plan. I also understand that an effective Beneficiary designation revokes my prior designation(s)
N   E     with respect to all outstanding Awarded Shares.


          _______________________________________________________________________________________        ___________________________
                                            YOUR SIGNATURE                                                          DATE

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-------------------------------------------------------------INTERNAL USE ONLY------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

This Beneficiary Designation was received by the Corporate Secretary of                                Comments
Big Foot Financial Corp. on the date indicated.


By________________________________________________      _________________
             AUTHORIZED SIGNATURE                             DATE

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